Exhibit 10.1

DIRECTOR COMPENSATION PROGRAM UNDER THE

INTERMEC, INC. 2008 OMNIBUS INCENTIVE PLAN

(As Amended and Restated Effective May 25, 2011)

NONQUALIFIED STOCK OPTION GRANT NOTICE

(FOR NON-EMPLOYEE DIRECTORS)

Intermec, Inc. (the “Company”) hereby grants to you an Option (the “Option”) to purchase shares of the Company’s Common Stock pursuant to the terms of the Director Compensation Program (the “Program”) under the Company’s 2008 Omnibus Incentive Plan, as amended and restated effective May 25, 2011 (the “Plan”). The Option is subject to all the terms and conditions set forth in this Nonqualified Stock Option Grant Notice (this “Grant Notice”) and in the Nonqualified Stock Option Agreement (the “Stock Option Agreement”), the Program and the Plan, which are incorporated into this Grant Notice in their entirety. Capitalized terms that are not defined herein shall have the meanings assigned to such terms in the Program or the Plan.

[NAME]	Option Number:	[OPTION NUMBER]
[ADDRESS]	Option Plan:	2008
	Grant Date:	[DATE]
	Option Shares:	[NUMBER]
	Exercise Price (per Share):	[PRICE]
	Type of Option:	Nonqualified Stock Option

Vesting and Exercisability Schedule: The Option shall, subject to the provisions of the Program, become vested and exercisable in installments on the dates set forth below and shall remain cumulatively exercisable until the Option Expiration Date indicated, subject to earlier expiration in the event you cease to be a Director of the Company as set forth in the Stock Option Agreement: [NOTE: Need to insert applicable vesting schedule for the Annual and Initial Option Grants. Per Program, Option Expiration Date is 7 years from Grant Date.]

Number of Shares	Date Option May First Be Exercised	Option Expiration Date

[INSERT VESTING SCHEDULE]

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, this Grant Notice and the Stock Option Agreement. You further acknowledge that as of the Grant Date, this Grant Notice, the Stock Option Agreement, the Program and the Plan set forth the entire understanding between you and the Company regarding the Option and supersede all prior oral and written agreements on the subject. You also acknowledge that you have received the Program, the Plan and the plan summary for the Plan. You are encouraged to review the Company’s most recent annual report and proxy statement, which may be found at www.intermec.com.

IN WITNESS WHEREOF, this Grant Notice has been executed by you and by the Company through its duly authorized officer, all as of the Grant Date indicated above.

Intermec, Inc.

By:
[NAME]
[TITLE]

Participant:
Dated:

IMPORTANT
PLEASE ACCEPT ELECTRONICALLY OR SIGN AND RETURN PROMPTLY

[NAME]

DIRECTOR COMPENSATION PROGRAM UNDER THE

INTERMEC, INC. 2008 OMNIBUS INCENTIVE PLAN

(As Amended and Restated Effective May 25, 2011)

NONQUALIFIED STOCK OPTION AGREEMENT

(FOR NON-EMPLOYEE DIRECTORS)

Pursuant to your Nonqualified Stock Option Grant Notice (the “Grant Notice”) and this Nonqualified Stock Option Agreement (this “Agreement”), the Company has granted you an Option pursuant to the Director Compensation Program (the “Program”) under the Intermec, Inc. 2008 Omnibus Incentive Plan, as amended and restated effective May 25, 2011 (the “Plan”), to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice (the “Shares”) at the exercise price indicated in your Grant Notice.

Capitalized terms that are not defined herein shall have the meanings assigned to such terms in the Program or the Plan. The Program and the Plan shall control in the event there is any express conflict between such documents and the Grant Notice or this Agreement and with respect to such matters as are not expressly covered herein.

The details of the Option are as follows:

1. Vesting and Exercisability. Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice, provided that, unless otherwise provided in the Grant Notice or this Agreement, vesting will cease upon your ceasing to be a Director of the Company and the unvested portion of the Option will terminate.

2. Securities Law Compliance. Notwithstanding any other provision of this Agreement, you may not exercise the Option unless the Shares issuable upon exercise are registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

3. Independent Tax Advice. You should obtain independent tax advice prior to exercising the Option and prior to the disposition of any Shares. The Option is intended to be a Nonqualified Stock Option, as that term is defined in the Plan.

4. Methods of Exercise. Subject to the provisions of this Agreement, the vested portion of the Option may be exercised, in whole or in part, at any time during the term of the Option by giving written notice of exercise to the Company on the form furnished by the Company for that purpose, or, to the extent applicable, by written notice to a brokerage firm designated or approved by the Company, specifying the number of Shares subject to the Option to be purchased.

The exercise price for Shares to be purchased upon exercise of all or a portion of the Option shall be paid in any combination of the following:

(a) in cash in United States dollars (by certified or bank check or such other instrument payable to the order of “Intermec, Inc.” as the Company may accept);

(b) by having the Company withhold Shares that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the Shares being purchased under the Option;

(c) by tendering (either actually or by attestation) shares of Common Stock owned by you that have an aggregate Fair Market Value equal to the aggregate exercise price of the Shares being purchased under the Option;

(d) to the extent permitted by applicable law, by delivering a properly executed exercise notice, together with irrevocable instructions to a broker, to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price, and, if requested by you or required by law to be withheld by the Company, the amount of any federal, state, local and foreign withholding taxes, all in accordance with the regulations of the Federal Reserve Board; or

(e) by any other method permitted by the Committee.

5. Treatment upon Termination of Services as a Director.

(a) General Rule. In the event you cease to be a Director of the Company for any reason other than your death, you may exercise the Option, to the extent it was vested on the date you cease to be a Director, for a period of three years from the date of such termination or until the Option Expiration Date, whichever period is shorter.

(b) Death. In the event you cease to be a Director of the Company due to your death, the unvested portion of the Option shall become fully vested and exercisable, and the Option may thereafter be exercised for a period of three years from the date of death or until the Option Expiration Date, whichever period is shorter.

It is your responsibility to be aware of the date on which the Option terminates.

6. Limited Transferability. You may transfer all or a portion of the Option by way of gift to any family member, provided that any such transferee shall agree in writing with you (or any successor optionee) and the Company, as a condition to such transfer, to be bound by the provisions of all agreements and other instruments relating to the Option, including without limitation, the Program and the Plan, and shall agree in writing to such other terms as the Company may reasonably require to assure compliance with applicable federal and state securities and other laws. For purposes of the preceding sentence, “family member” shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing your household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the optionee) control the management of assets, and any other entity in which these persons (or the optionee) own more than 50% of the voting interests. The Option shall be exercisable, subject to the terms of the Program and the Plan, only by you, your guardian or legal representative, or any person to whom such Option is transferred pursuant to this paragraph, it being understood that the term “optionee” includes such guardian, legal representative and other trustee. If such transfer is made to a family member, there may be additional tax consequences at the time of transfer, and the Company will not be responsible for such tax consequences.

7. Clawback Policy. The Option and any Shares issued thereunder shall be subject to potential cancellation, rescission, payback, recoupment or other action in accordance with the terms of the Company’s clawback policy (the “Policy”), as then in effect and as it may be amended from time to time, to the extent the Policy applies to the Option and any Shares issued thereunder (including a Policy implemented or amendments made thereto after the Grant Date for the Option). By accepting the Option, you agree to execute any additional documents to effect the Company’s application, implementation and enforcement of such Policy with respect to the Option and any Shares issued thereunder.

8. Stockholder Rights. No Shares subject to the Option shall be issued until full payment therefor has been made. You shall have all of the rights of a stockholder of the Company with respect to Shares subject to the Option (including, if applicable, the right to vote the Shares and the right to receive dividends, if any) when you have given written notice of exercise and have paid the exercise price for such Shares.

9. Adjustments. If, as a result of any adjustment to the number of Shares subject to this Agreement made pursuant to Section 14 of the Plan, any fractional share would be issuable under this Agreement, such fractional share shall be canceled without the payment of any consideration to you.

10. Voluntary Nature of the Program, the Plan and Awards Granted Thereunder; No Employment or Service Contract. The Program and the Plan are established voluntarily by the Company, are discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Program, the Plan and this Agreement. The grant of the Option or other Award does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past. The grant of an Option to you in any year shall give you neither any right to similar grants in future years nor any right to be retained in the employ or other service of the Company or a Related Company, such employment or service relationship being terminable to the same extent as if the Program, the Plan and this Agreement were not in effect. The right and power of the Company and its Related Companies to dismiss or discharge you is specifically and unqualifiedly unimpaired by this Agreement.

11. Data Privacy Rights. If employed by a Related Company, you authorize and direct such Related Company or any agent of the Company or such Related Company administering the Plan or providing plan recordkeeping services to disclose to the Company or any of its Related Companies such information and data as it shall request in order to facilitate the grant of the Option and the administration of the Plan, and you waive any data privacy rights you may have with respect to such information. By accepting this Agreement, you authorize the Company and the Related Company by which you are employed, if applicable, to store and transmit such information in electronic form.

12. Option Expiration. It is the present practice of the Company to provide participants in the Plan, solely as a courtesy and not as a Company policy, with written or oral notification of the imminent expiration of any Option having monetary value. You acknowledge that the Company and its subsidiaries and agents shall have no liability or responsibility in the event you should fail to receive any such “courtesy notice” and the Option expires unexercised. You acknowledge that the obligation to monitor the schedule of exercisability and expiration of the Option evidenced by this Agreement, and to procure current quotations regarding the market value of the Shares, is solely your obligation and not that of the Company or any Related Company or the agents of either of them.

13. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by mail to the Company at its office, 6001 36th Avenue West, Everett, WA 98203-1264, to the attention of the Company’s Secretary, or at such other address as may be furnished to you in writing. All notices to you (or other person or persons then entitled to exercise any right pursuant to this Agreement) shall be delivered to the most recent address for you (or such other person) in the Company’s records or at such other address as you (or such other person) may specify in writing to the Secretary of the Company by a notice delivered in accordance with this paragraph.

14. Electronic Notices. The Company may, in its sole discretion, deliver any documents related to the Option, or future Options (if any) that may be granted under the Plan, by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15. Entire Agreement; Choice of Law and Venue. The terms and conditions of this Agreement and the Grant Notice, the Program and the Plan, which are incorporated by reference herein, comprise the whole terms and conditions between you and the Company with respect to the subject matter of the Grant Notice and this Agreement, and shall be governed by and construed in accordance with the laws of the State of Washington, U.S.A., without reference to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Grant Notice and this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Washington, U.S.A., and agree that such litigation shall be conducted only in the courts of Washington, U.S.A., or the federal courts for the United States for the Western District of Washington, and no other courts where this grant is made and/or to be performed.

The Company hereby reserves the right to alter, amend, modify, restate, suspend or terminate the Program, the Plan, the Grant Notice and this Agreement in accordance with Section 16 of the Plan, but, subject to the terms of the Plan, no such subsequent amendment, modification, restatement or termination of the Program, the Plan, the Grant Notice or this Agreement shall adversely affect in any material way your rights under the Grant Notice or this Agreement without your consent. The Grant Notice and this Agreement shall be subject, without further action by the Company or you, to such amendment, modification or restatement.

The provisions of the Grant Notice and this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor of the Company and, to the extent specifically provided therein and in the Plan, shall inure to the benefit of and shall be binding upon your heirs, legal representatives, and successors and upon any person to whom a transfer of the Option permitted by Paragraph 6 of this Agreement has been made.